UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2011

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02             Unregistered Sales of Equity Securities.

Pursuant to the original terms of the Strategic Alliance Agreement (the “Alliance Agreement”) dated March 18, 2009 as filed with the SEC on March 23, 2009 on current report form 8K such filing being herein incorporated by reference, Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”) and Epic Pharma, LLC, a Delaware limited liability company, and Epic Investments, LLC, a Delaware limited liability company and wholly-owned subsidiary of Epic (collectively “Epic” or the “Purchaser”), entered into the third closing of the Alliance Agreement (the “Third Closing”) on March 31, 2011 (the “Third Closing Date”).

Under the terms of the Third Closing, and in order to provide the Registrant with the additional capital necessary for the product development and synergies presented by the strategic relationship with Epic the Registrant sold one thousand (1,000) shares of Series E Preferred Stock Price to the Purchaser for the sum of One Million Dollars ($1,000,000) in cash consideration.  As of the Third Closing Date, the 1,000 shares of Series E Preferred Stock was convertible, by the terms of the Company’s Certificate of Incorporation as amended, into 32,784,623 shares of common stock.

On the Third Closing Date, the Registrant delivered to the Purchaser one thousand shares of Series E Preferred Stock, plus a warrant registered in the name of the Purchaser to purchase up to forty million (40,000,000) shares of Common Stock at an exercise price of Six and 25/100 Cents ($0.0625) per share, in exchange for $1,000,000 paid by the Purchaser.

The Third Closing was conditioned upon the Company and Purchaser fulfilling covenants, representations and warranties that are customary for transactions of this nature, as set forth in the Alliance Agreement.

Item 8.01             Other Events.

Reference is made to the issuance of securities by the Registrant as described in Item 3.02 above, which is incorporated by reference into this Item.

Use of Facility and Joint Development of Drug Products

Epic and its employees and consultants are using and intend to continue to use a portion of the Registrant’s facility located at 165 Ludlow Avenue, Northvale, New Jersey (the “Facility”), for the purpose of developing new generic drug products, all at Epic’s sole cost and expense (other than Facility related expenses). Under the Alliance Agreement (i) at least eight additional generic drug products will be developed by Epic at Elite’s facility with the intent of filing abbreviated new drug applications for obtaining United States Food and Drug Administration (“FDA”) approval of such generic drugs, (ii) Elite will be entitled to 15% of the profits generated from the sales of such additional generic drug products upon approval by the FDA, and (iii) Epic and Elite will share with each other certain resources, technology and know-how in the development of drug products, which Elite believes will benefit the continued development of its current drug products.   Epic will also be entitled to receive additional shares of Elite’s Common Stock and warrants to purchase shares of Elite’s Common Stock upon achievement of certain milestones relating to the eight additional generic drug products being developed together.  The development of these products has been initiated.  The first product under this agreement has been filed with the FDA.

Item 9.01             Financial Statements and Exhibits

a)         Not applicable.
b)         Not applicable.
c)         Not applicable.
d)         Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated April 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2011

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Name: Chris Dick
Title:	President & Chief Operating Officer